Exhibit 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 11, 2003 relating to the financial statements and financial statement schedules of Levitt Corporation, which appear in Levitt Corporation’s registration statement on Form S-1 (No. 333-103225).

/s/ PricewaterhouseCoopers, LLP

Fort Lauderdale, Florida
January 5, 2004